Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the following Registration Statements:

(1)	Form S-3 (No. 333-184456) pertaining to the registration of shares of common stock;

(2)	Form S-8 (No. 333-177990) pertaining to the Acadia Healthcare Company, Inc. Incentive Compensation Plan;

(3)	Form S-8 (No. 333-190232) pertaining to the Acadia Healthcare Company, Inc. Incentive Compensation Plan; and

(4)	Post-Effective Amendment No. 1 to Form S-4 on Form S-8 (No. 333-175523) pertaining to the PHC, Inc. 2004 Non-Employee Director Stock Option Plan, the PHC, Inc. 2003 Stock Purchase and Option Plan, the PHC, Inc. 1995 Employee Stock Purchase Plan and the PHC, Inc. 1993 Stock Purchase and Option Plan;

of our report dated 3 June 2014 related to the financial statements of Partnerships in Care Investments 1 Limited, which appears in the Current Report on Form 8-K of Acadia Healthcare Company, Inc. dated 9 June 2014.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

9 June 2014